 .

As Filed with the Securities and Exchange Commission on July 27, 2007

Registration No. _______________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENERAL COMMUNICATION, INC.

(Exact name of registrant as specified in its charter)

ALASKA	92-0072737
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781

(Address of Principal Executive Offices) (zip code)

GENERAL COMMUNICATION, INC.

AMENDED AND RESTATED 1986 STOCK OPTION PLAN

(Full title of the plan)

John M. Lowber

General Communication, Inc.

2550 Denali Street, Suite 1000, Anchorage, Alaska 99503-2781

(Name and address of agent for service)

907.868.5600

(Telephone number, including area code, of agent for service)

Copy to: Julius J. Brecht

Wohlforth, Johnson, Brecht, Cartledge & Brooking, A Professional Corporation

900 West 5th Avenue, Suite 600, Anchorage, Alaska 99501

907.276.6401

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Share[2]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
General Communication, Inc. Class A Common Stock	2,500,000	$12.33	$30,825,000	$1,211.42

[1]

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan as described in this Registration Statement.

[2]

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457, based upon the average of the high and low prices of $12.05 per share and $12.61 per share, respectively, for the Class A common stock, i.e., an average of $12.33 per share, which will be the subject of the options under the Plan, as quoted on the Nasdaq Stock Market on July 24, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The contents of the initial Registration Statement pertaining to the General Communication, Inc. Amended and Restated 1986 Stock Option Plan filed with the Securities and Exchange Commission on Form S-8 on April 5, 1993 (Registration No. 33-60222), the post-effective amendment no. 1 filed with the Commission on Form S-8 POS on August 24, 1995 (Registration No. 333-8758), the post effective amendment no. 2 filed with the Commission on Form S-8 POS on February 20, 1998 (Registration No. 333-8762), the Registration Statement for the plan filed with the Commission on Form S-8 on September 23, 1999 (Registration No. 333-87639), the Registration Statement for the plan filed with the Commission on Form S-8 on April 30, 2001 (Registration No. 333-59796), the Registration Statement for the plan filed with the Commission on Form S-8 on August 30, 2002 (Registration No. 333-99003), the Registration Statement for the plan filed with the Commission on Form S-8 on July 30, 2004 (Registration No. 333-117783), and the Company's annual report on Form 10-K for the year ended December 31, 2006, all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2006, and the description of the Company's common stock as contained in the Form 10, as amended, filed pursuant to that act are incorporated by reference into this Registration Statement. Required opinions, consents, and signatures are included in this amendment.

Item 2. Registrant Information and Employee Plan Annual Information

See Item 1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

See Item 1.

Item 4. Description of Securities

See Item 1.

Item 5. Interests of Named Experts and Counsel

See Item 1.

Item 6. Indemnification of Directors and Officers

See Item 1.

Item 7. Exemption from Registration Claimed

See Item 1.

Item 8. Exhibits

See Exhibit Index and exhibits at the end of this Registration Statement.

Item 9. Undertakings

See Item 1.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on July 27, 2007.

GENERAL COMMUNICATION, INC.
(Registrant)

By:	/s/ Ronald A. Duncan	By:	/s/ John M. Lowber
	Ronald A. Duncan		John M. Lowber
	President & Chief		Senior Vice President &
	Executive Officer		Chief Financial Officer
	(Principal Executive Officer)		(Principal Financial Officer)

By:	/s/ Alfred J. Walker
Alfred J. Walker
Vice President &
Chief Accounting Officer
(Principal Accounting Officer)

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Ronald A. Duncan	July 16, 2007
Ronald A. Duncan	Date
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Stephen M. Brett	July 16, 2007
Stephen M. Brett	Date
Chairman of the Board and Director

/s/ Jerry A. Edgerton	July 16, 2007
Jerry A. Edgerton, Director	Date

/s/ Scott M. Fisher	July 12, 2007
Scott M. Fisher, Director	Date

/s/ William P. Glasgow	July 13, 2007
William P. Glasgow, Director	Date

/s/ Stephen R. Mooney	July 16, 2007
Stephen R. Mooney, Director	Date

/s/ James M. Schneider	July 13, 2007
James M. Schneider, Director	Date

             The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates indicated, effective for the Plan as of July 27, 2007.

GENERAL COMMUNICATION, INC. AMENDED AND RESTATED 1986 STOCK OPTION PLAN

By:	Compensation Committee (acting as the Option Committee)

/s/ Stephen M. Brett	July 16, 2007
Stephen M. Brett	Date

/s/ Jerry A. Edgerton	July 16, 2007
Jerry A. Edgerton	Date

/s/ Scott M. Fisher	July 12, 2007
Scott M. Fisher	Date

/s/ William P. Glasgow	July 13, 2007
William P. Glasgow	Date

/s/ Stephen R. Mooney	July 16, 2007
Stephen R. Mooney	Date

/s/ James M. Schneider	July 13, 2007
James M. Schneider	Date

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS TO

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

FOR THE GENERAL COMMUNICATION, INC.

AMENDED AND RESTATED 1986 STOCK OPTION PLAN

EXHIBIT INDEX

Exhibit No.	Description
4	Instruments defining rights of security holders, including indentures

4.1	Certified copy of the General Communication, Inc. Amendment No. 1, dated as of June 25, 2007, to the Amended and Restated 1986 Stock Option Plan

4.2

Certified copy of Resolution of Board of Directors of the Company adopted at its meeting of February 19, 2007 increasing the number of shares allocated to the Plan by 2,500,000 shares of Class A common stock

4.3

Certified copy of Resolution of Board of Directors of the Company adopted at its meeting on April 27, 2007 revising the option exercise price to allow deductibility of compensation expense recognized upon exercise of options under the Plan

4.4

Certified copy of Resolution of shareholders of the Company adopted at their June 25, 2007 meeting approving board recommendations to amend the Plan by increasing the number of shares allocated to the Plan by 2,500,000 shares of Class A common stock and by revising the option exercise price to allow deductibility of compensation expense recognized upon exercise of options under the Plan

5	Opinion re legality

5.1	Legal Opinion on Legality of Options and Shares dated July 27, 2007

15	None

23	Consents of experts and counsel

23.1	Consent of Wohlforth, Johnson, Brecht, Cartledge & Brooking, A Professional Corporation

23.2	Consent of Harris, Mericle & Wakayama, P.L.L.C.

23.3	Consent of Independent Registered Public Accounting Firm

24	None

99	None

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